Exhibit 10.2

U.S. SILICA HOLDINGS, INC.

2011 INCENTIVE COMPENSATION PLAN

OMNIBUS AMENDMENT TO AWARD AGREEMENTS

July 25, 2014

Mr. Bryan A. Shinn

Chief Executive Officer

Re:	Good Reason Termination Protection

Dear Bryan:

Reference is hereby made to the following equity award agreements previously entered into by and between you and U.S. Silica Holdings, Inc. (the “Company”) under the Company’s 2011 Incentive Compensation Plan (collectively, the “Award Agreements”):

1.	Restricted Stock Unit Award Agreement by and between you and the Company, dated May 17, 2013, granting 16,371 restricted stock units.

2.	Restricted Stock Unit Award Agreement by and between you and the Company, dated February 11, 2014, granting 18,349 restricted stock units.

3.	Performance Share Unit Award Agreement by and between you and the Company, dated May 17, 2013, granting 30,403 performance share units.

4.	Performance Share Unit Award Agreement by and between you and the Company, dated February 11, 2014, granting 34,077 performance share units.

The Company is pleased to inform you that the Board of Directors of the Company has approved a modification to the Award Agreements for your benefit. Effective immediately, and notwithstanding any other provision in the Award Agreements to the contrary, in the event of your termination of employment with the Company by you for “Good Reason” (as defined in the Employment Agreement by and between you and the Company dated March 22, 2012) at any time, such termination shall entitle you to the same rights and entitlements as would be applicable under the Award Agreements had such termination been a termination by the Company without “Cause” (as defined in the Award Agreements) for all purposes under the Award Agreements.

Except as expressly provided herein, the Award Agreements and the incentive equity awards granted thereunder shall continue to remain outstanding in full force and effect in accordance with all of the terms and conditions of the Award Agreements and the Company’s 2011 Incentive Compensation Plan.

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Very truly yours,

U.S. SILICA HOLDINGS, INC.		AGREED AND ACKNOWLEDGED as of July 25, 2014
By:	/s/ David D. Murry
Name:	David D. Murry	/s/ Bryan A. Shinn
Title:	Vice President of Talent Management	Bryan A. Shinn

Signature Page to Omnibus Amendment to Award Agreements